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                                                            EXHIBIT NO. 99.1(c)

                           MFS MUNICIPAL SERIES TRUST

                           CERTIFICATION OF AMENDMENT
                           TO THE DECLARATION OF TRUST

                          ESTABLISHMENT AND DESIGNATION
                                   OF CLASSES

         Pursuant to Section 6.10 of the Amended and Restated Declaration of Trust dated February 3, 1995, as amended (the "Declaration"), of MFS Municipal Series Trust, a business trust organized under the laws of The Commonwealth of Massachusetts (the "Trust"), the undersigned Trustees of the Trust, being a majority of the Trustees of the Trust, do hereby divide the shares of MFS New York Municipal Bond Fund, a series of the Trust, to create an additional class of shares, within the meaning of Section 6.10, as follows:

         1.  The additional class of shares is designated "Class C Shares";

         2. Class C Shares shall be entitled to all the rights and preferences accorded to shares under the Declaration;

         3. The purchase price of Class C Shares, the method of determination of the net asset value of Class C Shares, the price, terms and manner of redemption of Class C Shares, and the relative dividend rights of holders of Class C Shares shall be established by the Trustees of the Trust in accordance with the Declaration and shall be set forth in the current prospectus and statement of additional information of the Trust or any series thereof, as amended from time to time, contained in the Trust's registration statement under the Securities Act of 1933, as amended;

         4. Class C Shares shall vote together as a single class except that Shares of a class may vote separately on matters affecting only that class and Shares of a class not affected by a matter will not vote on that matter; and

         5. A class of Shares of any series of the Trust may be terminated by the Trustees by written notice to the Shareholders of the class.
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         IN WITNESS WHEREOF, a majority of the Trustees of the Trust have executed this amendment, in one or more counterparts, all constituting a single instrument, as an instrument under seal in The Commonwealth of Massachusetts, as of this 12th day of October, 2000.


MARSHALL N. COHAN                          ARNOLD D. SCOTT
---------------------------                ---------------------------
Marshall N. Cohan                          Arnold D. Scott
2524 Bedford Mews Drive                    20 Rowes Wharf
Wellington, FL  33414                      Boston, MA  02110


LAWRENCE H. COHN                           JEFFREY L. SHAMES
---------------------------                ---------------------------
Lawrence H. Cohn                           Jeffrey L. Shames
45 Singletree Road                         38 Lake Avenue
Chestnut Hill,  MA  02167                  Newton, MA  02459


SIR J. DAVID GIBBONS                       J. DALE SHERRATT
---------------------------                ---------------------------
Sir J. David Gibbons                       J. Dale Sherratt
"Leeward"                                  86 Farm Road
5 Leeside Drive                            Sherborn, MA  01770
"Point Shares"
Pembroke,  Bermuda  HM  05

ABBY M. O'NEILL                            WARD SMITH
---------------------------                ---------------------------
Abby M. O'Neill                            Ward Smith
200 Sunset Road                            36080 Shaker Blvd
Oyster Bay,  NY  11771                     Hunting Valley, OH 44022


WALTER E. ROBB, III
---------------------------
Walter E. Robb, III
35 Farm Road
Sherborn,  MA  01770